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                                                                   Exhibit 23.5


                         Independent Auditors' Consent


The Board of Directors
CapRock Communications Corp.
(formerly IWL Holdings Corp.)


We consent to the incorporation by reference herein of our report on the supplemental consolidated balance sheets of CapRock Communications Corp. and Subsidiaries (formerly IWL Holdings Corp.) as of December 31, 1996 and 1997, and the related supplemental statements of operations, stockholders' equity and cash flows for each of the years in the three-year period ended December 31, 1997, which report appears in Registration Statement No. 333-64699 on Form S-4.



                                       KPMG PEAT MARWICK LLP


Dallas, Texas
November 6, 1998